SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2014, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board and in accordance with Sections 2.2 and 2.5 of the Company’s bylaws, approved a resolution increasing the size of the Board to ten directors.  Concurrently, the Board unanimously approved the appointment of Roberto Balls Sallouti as a Class III director of the Company, effective immediately, subject to re-election at the next annual meeting of stockholders to be held in June 2015.

Mr. Sallouti, 42, is a member of the board of directors since 2009 and the chief operating officer since 2008 of Banco BTG Pactual and BTG Pactual Participations.  Mr. Sallouti joined Banco BTG Pactual in 1994 and became a partner in 1998.  During his career at Banco BTG Pactual, Mr. Sallouti served, as joint head of Brazil local fixed income markets from 1999 to 2003 and as head of the international and emerging markets fixed income division from 2003 to 2006.  He also served as a managing director of Banco UBS Pactual from 2006 to 2008, serving at the same period as the joint head of the emerging markets fixed income group and joint head of the Latin America FICC group at UBS AG.  Mr. Sallouti received his bachelor’s degree in economics, with concentrations in finance and marketing, from The Wharton School at the University of Pennsylvania.

The Board has determined that Mr. Sallouti qualifies as independent in accordance with the listing requirements of the Nasdaq Stock Market LLC and the Company’s Corporate Governance Guidelines.  There were no arrangements or understandings pursuant to which Mr. Sallouti was elected as a director, and there are no related party transactions between the Company and Mr. Sallouti reportable under Item 404(a) of Regulation S-K.

For his services as an independent director, Mr. Sallouti will receive the same fees and compensation as other independent directors for similar services.  A description of the fees and compensation paid to independent directors of the Company (the “Director Compensation Program”) is set forth under the section entitled “Director Compensation” in the Company’s 2014 proxy statement filed on April 29, 2014, which section is incorporated by reference herein. Mr. Sallouti fees and compensation will be prorated for the period to be served under the Director Compensation Program based on the partial service period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: October 31, 2014	By:	/s/ Pedro Arnt
Pedro Arnt
Vice President and Chief Financial Officer